 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2018 (July 31, 2018)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza,

Zhong Ying Road,

Wujiang, Suzhou,

Jiangsu Province, China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On July 31, 2018, China Commercial Credit, Inc. (NASDAQ CM: GLG) (the “Company”) received a favorable final arbitration award (“Award”) from the International Arbitration Tribunal (the “Tribunal”) of the American Arbitration Association (“AAA”) in its previously disclosed arbitration with Sorghum Investment Holdings Limited (“Sorghum”).

The Company entered into that certain Share Exchange Agreement with Sorghum on August 9, 2017 (“Exchange Agreement”). On December 21, 2017, the Company delivered a notice (“Notice”) to Sorghum notifying Sorghum that certain recent actions of Sorghum constituted breaches of Sorghum’s covenants under the Exchange Agreement. The Company alleged that Sorghum was in breach of Sections 6.7, 6.9 (a) and 6.11 (b) of the Exchange Agreement. The preceding Sections required Sorghum to (1) abide by certain no-trading obligations, (2) use commercially reasonable efforts and to cooperate fully with the Company to consummate the transactions contemplated by the Exchange Agreement, and (3) to make its directors, officers and employees available in connection with responding in a timely manner to SEC comments. According to the terms of the Exchange Agreement, the Company was entitled to terminate the Exchange Agreement if a breach was not cured within twenty (20) days after the Notice was provided to Sorghum.

On January 25, 2018, the Company filed an arbitration demand (“Arbitration Demand”) with the Tribunal of the AAA against Sorghum in connection with Sorghum’s breaches of the Exchange Agreement. On April 18, 2018, Sorghum filed its Answer and Counterclaim. Sorghum’s Counterclaim alleged that the Company had breached Section 6.12(a) of the Exchange Agreement when it filed a Form 8-K on December 27, 2017, without prior notification to or consultation with Sorghum. In accordance with arbitration clause contained in the Exchange Agreement and the arbitrator’s order, the parties submitted their respective proposals for resolution on June 14, 2018.

The Tribunal awarded the Company damages of $1,436,521.50 against Sorghum and denied Sorghum’s Counterclaim against the Company in all aspects with prejudice. The Tribunal also awarded pre-award interest of 9% per annum from December 19, 2017, the date of breach to July 30, 2018, the date of the Award. The Award is final. On August 6, 2018, the Company issued a press release announcing receipt of the Award. A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	China Commercial Credit, Inc. Press Release, dated August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: August 6, 2018	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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